Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Monday, September 26, 2022

UFP Industries names Will Schwartz president of UFP Retail Solutions

GRAND RAPIDS, Mich., Monday, September 26, 2022 – UFP Industries (Nasdaq: UFPI) today announced that Will Schwartz has been named president of UFP Retail Solutions, LLC, effective January 1, 2023. UFP Retail Solutions is an approximately $4 billion segment of UFP Industries that specializes in yard and home products, including brands such as ProWood pressure-treated lumber; Deckorators decking and accessories; UFP-Edge siding, pattern and trim; and Outdoor Essentials fencing and lawn and garden products. Will replaces Allen Peters, who is moving into the newly created role of executive vice president of innovation.

“From humble beginnings, Will began his career as a trainee fresh from college and has built an impressive career by working hard to add more skills and responsibilities. He has earned a reputation as a leader who makes his teammates better,” said CEO Matthew J. Missad. “During the past few years, he worked closely with Allen Peters and the retail team, effectively managing our supply chain through the pandemic. He has proven to be a very effective, creative leader, and I am confident he will tackle his new responsibilities with the enthusiasm and commitment to excellence he has demonstrated throughout his career. I am excited to have him lead our retail segment.”

After joining UFP Industries in 1998, Will advanced into roles including account manager, sales manager, and regional sales director. He is a past member of UFP’s CEO Club, which recognizes the company’s top salespeople. He also has served as general manager of operations for several UFP plants. Will became an operations vice president in 2014, executive vice president of purchasing in 2020, and executive vice president of operations services earlier in 2022.

“I’m excited and humbled to be selected for this role, considering how many outstanding candidates UFP has,” said Will. “Allen Peters has done an exceptional job managing and developing the UFP Retail Solutions team, and I look forward to working to continue building upon their success.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #401 on the Fortune 500 and #149 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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